Exhibit (a)(4)


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July 13, 2005


TO:          UNIT HOLDERS OF 1999 BROADWAY ASSOCIATES LIMITED PARTNERSHIP

SUBJECT:     OFFER TO PURCHASE UNITS EXTENDED TO AUGUST 1, 2005

Dear Unit Holder:

As described in the Offer to Purchase and related Letters of Transmittal (the "Offer") sent to you previously, Sutter Opportunity Fund 3, LLC; Sutter Opportunity Fund 3 (TE), LLC; MPF-NY 2005, LLC; MP Value Fund 7, LLC; MacKenzie Patterson Special Fund 6, LLC; MacKenzie Patterson Special Fund 6-A, LLC; MP Value Fund 6, LLC; MP Value Fund 8, LLC; MPF Flagship Fund 9, LLC; MPF DeWaay Premier Fund 2, LLC; MPF Acquisition Co 3 LLC; and Steven Gold (collectively the "Purchasers") are offering to purchase up to 125 Units of limited partnership interest (the "Units") in 1999 BROADWAY ASSOCIATES LIMITED PARTNERSHIP (the "Partnership") at a cash purchase price equal to:

                                $16,250 per Unit

We are extending the Expiration Date of the Offer to August 1, 2005. The initial Expiration Date was inadvertently set at least 20 business days after the Offer was first filed with the SEC, which is usually also the date we first mail to investors, but there was a delay getting the list of limited partner names and addresses from the General Partner; thus, the new Expiration Date is now at least 20 business days from the date we first mailed our Offer to you.

We have included with this letter a copy of the combined financial statements of the entity Purchasers. Mr. Steven Gold has more than sufficient cash and/or liquid assets to purchase his maximum allocation of Units, so his net worth is immaterial. In our original Offer, under "What is the Market Value of My Units?" we incorrectly stated that the General Partner believed that the net asset value of the Units was greater than the estimate used by Equity Resources Dover Fund ("Equity Resources"); the General Partner only stated that it believed limited partners would receive more per Unit in a liquidation than the Equity Resources offer price. Because Equity Resources was offering to buy Units at a discount from its own estimated value, we do not know what the General Partner's estimate of net asset value is except that the net proceeds were estimated to be higher than Equity Resource's offer price. We now know according to the Partnership's
Schedule 14D-9 filed July 11, 2005 that the General Partner believes that the liquidation value is greater than our Offer Price as well, but we still do not know what the General Partner's estimate of net asset value is. In that filing, the General Partner recommended against accepting our Offer but noted that limited partners who do not wish to take the risks associated with the sale of the property or wait for a liquidating distribution may wish to consider our Offer. We now believe that 16.5 Units were tendered in the Equity Resources offer, according to its final amendment to its Schedule TO, filed June 24, 2005. We incorrectly noted in our Offer that the Equity Resources offer was for 50 Units, when it was in fact for 125 Units.


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After carefully reading our Offer, if you elect to tender your Units, mail
(using the enclosed pre-addressed, postage paid envelope) or fax a duly completed and executed copy of the Letter of Transmittal (printed on purple paper) and change of address forms, and any other documents required by the Letter of Transmittal, to the Depositary for the Offer at:

                        MacKenzie Patterson Fuller, Inc.
                               1640 School Street
                            Moraga, California 94556
                            Facsimile: (925) 631-9119


If you have any questions or need assistance, please call the Depository at 800-854-8357.

This Offer expires (unless extended) August 1, 2005.


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                Combined Balance Sheet for all Entity Purchasers
                              As of March 31, 2005
                                    Unaudited



                                                                    TOTAL
                                                             ------------------
ASSETS
      Current Assets
          Total Checking/Savings                                  2,556,936.80
          Total Accounts Receivable                                 809,115.95
          Other Current Assets
                                                             ------------------
              Total Investment Portfolio                         12,072,539.30
                                                             ------------------
          Total Other Current Assets                             12,072,539.30
                                                             ------------------
      Total Current Assets                                       15,438,592.05

      Other Assets
          Total Loan Receivable                                      46,795.00
          Total Start Up Costs                                    1,429,364.62
                                                             ------------------
          Total Syndication Costs                                   564,953.75
                                                             ------------------
      Total Other Assets                                          2,041,113.37
                                                             ------------------

TOTAL ASSETS                                                     17,479,705.42
                                                             ==================

LIABILITIES & EQUITY
      Liabilities
          Current Liabilities

              Total Accounts Payable                                 97,397.47
                                                             ------------------
              Total Other Current Liabilities                        56,569.60
                                                             ------------------
          Total Current Liabilities                                 153,967.07
                                                             ------------------
          Total Long Term Liabilities                               146,645.30
                                                             ------------------
      Total Liabilities                                             300,612.37
                                                             ------------------
      Total Equity                                               17,179,093.05
                                                             ------------------
TOTAL LIABILITIES & EQUITY                                       17,479,705.42
                                                             ==================






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               Combined Profit and Loss for all Entity Purchasers
                              As of March 31, 2005
                                   Unaudited

                                                                     TOTAL
                                                               ---------------
      Ordinary Income/Expense
                                                               ---------------
              Total Income                                         612,434.93
                                                               ---------------

          Gross Profit                                             612,434.93
                                                               ---------------
              Total Expense                                        209,708.96
                                                               ---------------

      Net Ordinary Income                                          402,725.97
                                                               ---------------

Net Income                                                         402,725.97
                                                               ===============




           Combined Statement of Cash Flows for all Entity Purchasers
                              As of March 31, 2005
                                   Unaudited

                                                                     TOTAL
                                                               ---------------
     Net cash provided by Operating Activities                  -1,292,886.31
     Net cash provided by Investing Activities                  -1,840,553.11
                                                               ---------------
     Net cash provided by Financing Activities                   2,797,101.37
                                                               ---------------

   Net cash increase for period                                   -336,338.05

   Cash at beginning of period                                   2,893,274.85
                                                               ---------------
Cash at end of period                                            2,556,936.80
                                                               ===============